                                                                   EXHIBIT 10.14

                                  FORM OF LEASE


         THIS LEASE ("Lease") is made as of this ___ day of October, 2004, between AMSDELL AND AMSDELL, an Ohio general partnership ("Landlord") and U-STORE-IT MINI WAREHOUSE CO., an Ohio corporation ("Tenant").

                                    ARTICLE I

                             PREMISES, TERM AND USE

         1.1 Premises. In consideration of the rents, covenants and agreements herein contained, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described premises ("Premises") consisting of a total of approximately Nineteen Thousand Two Hundred Fifty Nine (19,259) square feet of space and being further described as follows:

         (a) Approximately Fifteen Thousand Two Hundred Fifty Nine (15,259) square feet of space known as Suites "105, 115, 130 and 300" located in a building known as The Parkview Building (the "Parkview Building"), 6745 Engle Road, Middleburg Heights, Cuyahoga County, Ohio 44130. As used herein, "Landlord's Property" means the real property described on Exhibit A and all improvements now or hereafter constructed thereon.

         (b) Approximately Four Thousand (4,000) square feet of space known as Suites "L & M" located in a building known as Building IV ("Building IV"), 6751 Engle Road, Middleburg Heights, Cuyahoga County, Ohio 44130.

         The Parkview Building and Building IV are hereinafter sometimes referred to as the "Building".

         1.2 Common Areas. Landlord hereby grants to Tenant a non-exclusive license to use, in common with all others to whom Landlord has or may hereafter grant such license, the Common Areas (as hereinafter defined) located on Landlord's Property. "Common Areas" means the parking areas, roadways, pedestrian sidewalks, delivery areas, landscaped areas and all other areas or improvements designated by Landlord, from time to time, for the common use of the tenants or occupants of Landlord's Property. Tenant shall keep the Common Areas free and clear of litter, trash and debris resulting from or attributable to Tenant's operation from the Premises and shall cause its employees to park only in the portion of the Common Areas specifically designated by Landlord for parking. Parking shall not be permitted on Landlord's Property for more than twenty-four (24) consecutive hours or on any public or private street adjacent to Landlord's Property. Tenant shall not obstruct, interfere with or impede the use of the Common Areas. Landlord reserves the right, with respect to the Common Areas and Landlord's Property, to (a) establish rules and regulations for the use thereof; (b) temporarily close all or any portion thereof as Landlord deems necessary to prevent the dedication thereof or the accrual of any rights to any person or to the public therein; (c) increase, diminish, change or reconfigure the layout of the Common Areas and to rent portions thereof; (d) install, place upon or affix to the roof over the Premises and the exterior walls of the Premises, such equipment, signs, displays, antennas and other objects or structures of any kind as Landlord may desire; and (e) increase, decrease, reconfigure and/or add to Landlord's Property. Landlord shall maintain the Common Areas in good condition and repair and reasonably clear of snow and debris. Nothing herein contained shall be construed as requiring Landlord to remove any debris, ice or snow from the sidewalks adjoining the Premises, which shall be the responsibility of Tenant.

         1.3 Term. Subject to Section 3.2(a) hereof, the term of this Lease shall be ten (10) years and shall commence on the date hereof ("Commencement Date") and ending on September 30, 2014.

         1.4 Option to Extend. Provided Tenant is not in default hereunder at the time of the exercise of the option to extend and/or at the commencement of the applicable extension term, as the case may be, Landlord hereby grants Tenant one (1) option to extend this Lease for ten (10) years upon the same terms and conditions contained herein, except that there shall be no further options to extend this Lease and Fixed Minimum Rent (as hereinafter defined) shall be established pursuant to Section 2.1(b) hereof. To exercise an option to extend, Tenant shall give Landlord written notice of Tenant's election to do so at least six (6) months prior to the expiration of the original term.

         1.5 Use. Tenant shall use the Premises for only the following use and purpose: general office purposes. Tenant acknowledges that Tenant has determined and verified that such use is permitted by applicable zoning and other laws. Landlord will obtain an occupancy permit from the City of Middleburg Heights for Tenant's use of the Premises. Tenant shall use and occupy the Premises in a safe and careful manner, without committing or permitting waste, and Tenant shall, at Tenant's sole cost and expense, conform to and obey all requirements of the Fire Underwriters Association and all laws, ordinances, rules, regulations and orders of any governmental bodies having jurisdiction over the Premises applicable to the use and occupancy of the Premises and any repairs or work performed on the Premises by Tenant or at the request of Tenant. If Tenant's activities on the Premises produce gases, vapors, odors, smoke or residuary material disturbing to Landlord or other tenants or occupants of Landlord's Property, then upon Landlord's request, Tenant shall immediately cease such activity or install ventilating or other equipment sufficient, in Landlord's reasonable judgment, to eliminate the disturbance. If Tenant's use of the Premises increases the cost of Landlord's Insurance (as hereinafter defined) with respect to Landlord's Property or the cost of insurance for any other tenant of Landlord's Property, then Tenant shall reimburse Landlord or such other tenant, as the case may be, for such additional cost upon demand. Tenant shall not display or store any merchandise outside of the Premises or in any way obstruct the sidewalks adjacent thereto, or burn or place garbage, rubbish, trash, merchandise, containers or any other items outside of the Premises, except in suitable containers therefor in the areas designated for rubbish removal by Landlord. Unless Landlord provides rubbish removal services, in which event Tenant shall reimburse Landlord for the cost thereof within ten (10) days after demand, Tenant shall, at its sole cost and expense, provide for the removal of its rubbish as and when necessary as required to keep the Premises in a clean, safe and healthy condition, but in any event at least one (1) time per week. If Tenant fails to provide for the removal of its rubbish, then Landlord may cause the same to be removed and Tenant shall reimburse Landlord for the cost thereof immediately upon demand. Tenant will not permit the Premises to be vacant or abandoned or be used in any way which may be a nuisance, annoyance or inconvenience or which may result in damage to Landlord or other tenants of Landlord's Property.

         1.6 Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or any other portion of Landlord's Property. "Hazardous Material" means any substance or waste containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and any other substance similarly defined or identified in any other federal, state or local law, rule or regulation governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. Hazardous Material also includes, without limitation, asbestos, asbestos-containing materials, petroleum or petroleum-based products, lead-based products, polychlorinated biphenyls (PCB's), infectious wastes and radon.



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                                   ARTICLE II

            RENT, OPERATING COSTS, OTHER CHARGES AND SECURITY DEPOSIT

         2.1 Fixed Minimum Rent.

                  (a) Tenant shall pay to Landlord, without deduction, set-off or demand, as Fixed Minimum Rent ("Fixed Minimum Rent"), the sum of Two Hundred Thirty Eight Thousand Four Hundred Sixty and 00/100ths Dollars ($238,460.00) per annum [Nineteen Thousand Eight Hundred Seventy One and 67/100ths Dollars ($19,871.67) per month] from the Commencement Date until the last day of the original term of this Lease. Monthly installments of Fixed Minimum Rent shall be payable to Landlord at the address of Landlord set forth in Section 8.11 hereof or at such other address as Landlord may, from time to time, direct. Each installment of Fixed Minimum Rent shall be due and payable in advance on the first day of each month during the term hereof except that the first month's Fixed Minimum Rent shall be due and payable upon the execution of this Lease by Tenant. If Tenant occupies the Premises prior to the Commencement Date or for any partial month, then the Fixed Minimum Rent and all other charges hereunder for such period of occupancy prior to the Commencement Date or for such partial month shall be prorated on a daily basis based on a thirty (30) day month.

         Monthly installments of Fixed Minimum Rent shall be payable to Landlord at the address of Landlord set forth in Section 8.11 hereof or at such other address as Landlord may, from time to time, direct. Each installment of Fixed Minimum Rent shall be due and payable in advance on the first day of each month during the term hereof except that the first month's Fixed Minimum Rent shall be due and payable upon the execution of this Lease by Tenant. If Tenant occupies the Premises prior to the Commencement Date or for any partial month, then the Fixed Minimum Rent and all other charges hereunder for such period of occupancy prior to the Commencement Date or for such partial month shall be prorated on a daily basis based on a thirty (30) day month.

                  (b) If Tenant timely exercises an option to extend pursuant to
Section 1.4 hereof, then the Fixed Minimum Rent payable by Tenant during the renewal term shall be at the then prevailing market rates.

         2.2 Common Area Maintenance Charges. The Fixed Minimum Rent payable hereunder includes Tenant's Proportionate Share (as hereinafter defined) of all costs and expenses associated with Common Area Maintenance Charges ("C.A.M.") incurred by Landlord during the calendar year 2004 ("Base Year") in connection with the ownership, management, maintenance, repair and operation of Landlord's Property, including, without limitation, a heating, ventilating and air-conditioning annual service agreement; maintaining, repairing, replacing, striping and sweeping parking lots, driveways and private roads, loading areas and easement areas; all electricity, sewer, water and other utility costs in connection with the Common Areas not separately metered to tenants; sewer and water usage for the Premises; landscape maintenance and replacement, snow removal; dumpster service; costs and expenses incurred by Landlord in protesting Taxes (as hereinafter defined), and all other items reasonably necessary for the operation or preservation of Landlord's Property in a first-class condition, including any replacement or structural reserves; the cost of providing the fire monitoring for the Premises as provided by Silent Security Signal, a Division of Cleveland Security Patrol; and an administration fee equal to seven and one-half percent (7.5%) of the foregoing costs. In the event that the Landlord's costs and expenses associated with C.A.M. exceeds the amount payable during the Base Year, then, subject to the limitation hereinafter set forth, in such event, Tenant shall pay to Landlord in equal monthly installments, in advance with payments of Fixed Minimum Rent, an amount equal to one-twelfth (1/12th) of the estimated amount of Tenant's Proportionate Share of C.A.M. Notwithstanding the foregoing, if Landlord's costs and expenses associated with C.A.M. exceed the amount payable during the Base Year, in no event shall Tenant's



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Proportionate Share of C.A.M. be increased during any Lease Year more than one percent (1%) per annum.

         2.3 Utilities. The Fixed Minimum Rent payable hereunder includes all electricity, gas and any other utilities furnished to the Premises during the term hereof. Landlord shall have no liability to Tenant or any other party for any interruption in utility services or for the failure to furnish same. Notwithstanding the foregoing, Tenant shall be responsible for the payment of all electric charges for lights and outlets at the Premises.

         2.4 Taxes and Assessments. The Fixed Minimum Rent payable hereunder includes Tenant's Proportionate Share of all real estate taxes or assessments, both general and special (collectively, "Taxes"), levied upon the Property during the calendar year 2004 ("Base Year") based upon an amount of One and 50/100ths Dollars ($1.50) per square foot per annum. Subject to the limitation hereinafter provided, in the event that the amount of Taxes payable during the term of this Lease exceed the amount of Taxes payable during the Base Year, then in such event Tenant shall pay to Landlord in equal monthly installments, in advance with payments of Fixed Minimum Rent, an amount equal to one-twelfth (1/12) of the estimated amount of Tenant's Proportionate Share of Taxes. Within thirty (30) days after the actual amount of Tenant's Proportionate Share of Taxes has been determined by Landlord, based on the actual Taxes, Landlord shall notify Tenant and Tenant shall pay to Landlord or Landlord shall credit to Tenant's account for future payments of Taxes, as the case may be, the difference between the estimated amount of Tenant's Proportionate Share of Taxes theretofore paid to Landlord for such year and the actual amount of Tenant's Proportionate Share of Taxes for such year. Notwithstanding the foregoing, if Landlord's costs and expenses associated with Taxes exceed the amount payable during the Base Year, in no event shall Tenant's Proportionate Share of Taxes be increased during any Lease Year more than one percent (1%) per annum. The amount payable by Tenant pursuant to this Section 2.4 for the year in which this Lease commences or terminates shall be prorated based on the ratio of that portion of the term of this Lease to the applicable tax year. For purposes of this Section
2.4 and Sections 2.2 and 2.5 of this Lease, "Tenant's Proportionate Share" means the percentage determined by dividing the number of square feet of floor area in the Premises by the total square feet of net leasable floor area from time to time contained in the buildings on Landlord's Property. As of the date hereof, Tenant's Proportionate Share of (i) the Parkview Building is 39.77% and (ii) Building IV is 14%. Tenant shall also pay to the applicable taxing authority when due any taxes or assessments levied against the personal property or trade fixtures brought to or installed at the Premises by or on behalf of Tenant.

         2.5 Landlord's Insurance. The Fixed Minimum Rent payable hereunder includes Tenant's Proportionate Share of all costs and expenses incurred by Landlord for insurance ("Landlord's Insurance") covering or relating to the Property or the operation thereof, including, without limitation, casualty, liability, worker's compensation and rental insurance, during the term of this Lease.

         2.6 Late Charge and Default Interest. Notwithstanding anything in this Lease to the contrary, if Tenant fails to pay the Fixed Minimum Rent or any other charges due hereunder within five (5) days after due, then, in addition to and not in lieu of any other right or remedy available to Landlord, Tenant shall pay to Landlord (i) a late charge from the original due date until paid in full in an amount equal to Twenty-five Dollars ($25.00) per day or one and one-half percent (1.5%) per month, or fraction thereof, whichever is greater and (ii) interest on the unpaid amount at the Default Rate (as hereinafter defined) from the original due date until paid in full.

         2.7 Lease Year. The term "Lease Year" shall mean the period of twelve
(12) months commencing on the Commencement Date and ending on the day immediately preceding the first anniversary of the Commencement Date and each successive period of twelve (12) months thereafter during the term hereof.



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         2.8 Security Deposit. Concurrently with the execution of this Lease,
Tenant shall deposit with Landlord the sum of Zero and 00/100ths Dollars ($0.00) ("Security Deposit") as security for the full, prompt and faithful performance by Tenant of all of its obligations hereunder and thereafter during the continuance of this Lease shall maintain on deposit with Landlord said sum. Landlord may, without prejudicing any other rights or remedies set forth herein, apply the Security Deposit, or any part thereof, toward the cost and expense of curing any default by Tenant under this Lease (including the payment of Landlord's attorney's fees), in which event Tenant shall restore the Security Deposit to its original amount immediately after receipt of Landlord's written request to do so. Within thirty (30) days following the termination of this Lease and vacation of the Premises by Tenant in the condition required by this Lease, the Security Deposit, or the portion thereof remaining unapplied after the curing of every default by Tenant, shall be returned to Tenant. No interest shall be payable to Tenant on account of the Security Deposit.

                                   ARTICLE III

                          CONSTRUCTION OF IMPROVEMENTS

         3.1 Possession. Subject to Section 3.2(a) hereof, Tenant shall take possession of the Premises in its "as-is" condition as of the Commencement Date, shall not permit the Premises to be vacant during the term of this Lease and at the end of the term of this Lease or on the earlier termination hereof, shall deliver all keys to Landlord and leave and deliver the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear only excepted. All merchandise, property, material or waste left in the Premises (or adjacent interior or exterior areas) by Tenant after the end of the term of this Lease or the earlier termination hereof may be removed, stored, sold or otherwise disposed of by Landlord without notice to Tenant or liability to Landlord and Tenant shall reimburse Landlord for any costs incurred in connection therewith immediately upon demand.

         3.2 Construction of Improvements.

                  (a) Landlord shall make the improvements to the Premises, if any, described as Landlord's Work ("Landlord's Work") on Exhibit C attached hereto and made a part hereof. Landlord shall use reasonable efforts to substantially complete Landlord's Work on or before the Commencement Date and shall provide Tenant notice of the occurrence thereof, but shall not be responsible for delays due to (i) causes beyond Landlord's reasonable control,
(ii) any act, delay or failure to act of Tenant, (iii) any changes requested by Tenant in Landlord's Work or any work performed or to be performed by Tenant,
(iv) the quality of performance or completion of any work by a person, firm or corporation employed by Tenant, (v) the work being performed by or on behalf of Tenant which, under good construction scheduling practices should be completed before portions of the Landlord's Work are completed, is not completed by Tenant on schedule and/or results in delays in the completion of Landlord's Work, and/or (vi) any other act or omission of Tenant, its agents, employees, or contractors, including, without limitation, any delay in giving authorization or approvals (in any instance, a "Tenant Delay"). Tenant shall be entitled, as Tenant's sole remedy, to an abatement of the Fixed Minimum Rent otherwise due hereunder for any period following the Commencement Date during which the Premises remain unavailable for occupancy by Tenant because of Landlord's failure to substantially complete Landlord's Work; provided, however, that if Landlord, in Landlord's sole judgment, is delayed in timely substantially completing Landlord's Work because of any Tenant Delay, then there shall be no abatement of the Fixed Minimum Rent for the period of such Tenant Delay. Except for the abatement of the Fixed Minimum Rent as set forth in the previous sentence, Tenant waives and releases any and all claims for damages against Landlord resulting from the Premises remaining unavailable for occupancy by Tenant due to Landlord's failure to substantially complete Landlord's Work. The taking of possession of the Premises by Tenant shall be deemed conclusively to establish that Landlord's Work has been completed and accepted by Tenant.

                  (b) On or before the Commencement Date, Tenant shall, at its sole cost and expense, supply all installations and complete the improvements and other work, if any, described as Tenant's Work ("Tenant's Work") on Exhibit C, and shall fully equip the Premises with all trade fixtures, lighting fixtures, furniture, furnishings, fixtures, floor coverings, signs, special equipment and other items of construction and personal property necessary for the completion of the Premises and the proper operating of Tenant's business therein.

                  (c) Tenant shall not undertake, directly or indirectly, Tenant's Work or any other construction work, improvements or alterations (collectively, "Alterations"), nor shall Tenant install any equipment other than trade fixtures and personal property, in the Premises without first obtaining Landlord's written approval of the plans and specifications ("Plans") therefor. Within thirty (30) days after the execution of this Lease, Tenant shall submit the Plans to Landlord showing in detail the Alterations Tenant is required or desires to undertake in the Premises. The Plans shall be prepared at Tenant's sole cost and expense by an engineer or architect of recognized competence, licensed to practice in the State of Ohio and otherwise acceptable to Landlord. Tenant shall revise the Plans in accordance with and within seven (7) days after receipt of Landlord's comments. Tenant, at Tenant's sole cost and expense, shall obtain all building, use and occupancy permits and licenses required by applicable governmental authorities for the Alterations, for the use of the Premises and for the conduct of Tenant's business. Tenant shall make such changes to the Plans as may be required to conform the same to the laws and ordinances applicable to the Alterations. Landlord's approval of the Plans shall not constitute the assumption of any liability on the part of Landlord for their accuracy or conformity with building codes or any other legal requirements.

                  (d) The Alterations performed at the Premises by or on behalf of Tenant, including, without limitation, Tenant's Work, whether in the nature of erection, construction, alteration or repair, shall be performed with new materials and completed in a first-class and workmanlike manner, promptly, efficiently and competently by duly qualified and, if required by Landlord, licensed persons or entities, without interference with or disruption of the operations of other tenants or users of Landlord's Property, and in accordance with all applicable laws, ordinances, rules, regulations and requirements of any governmental authority having jurisdiction over the Premises, including, without limitation, the Americans with Disabilities Act of 1990, as amended. Subject to
Section 3.3 hereof, the Alterations shall at once when made or installed be deemed to have attached to the freehold estate and become the property of Landlord and, except as otherwise provided herein, shall remain for the benefit of Landlord at the end of the term or other termination of this Lease in as good condition and repair as when installed, reasonable wear and tear excepted, and Tenant shall not be entitled to any payment or compensation therefor.

         3.3 Trade Fixtures. If Tenant is not then in default hereunder, all trade fixtures, personal property and/or equipment installed in the Premises by Tenant may, and if Landlord so requests shall (together with any other Alterations made to the Premises by or for the benefit of Tenant if directed by Landlord to do so), be removed by Tenant at the end of the term or other termination of this Lease and Tenant shall immediately repair, at Tenant's sole cost and expense, any injury to the Premises resulting from such installation or removal. If Tenant removes lighting fixtures, then Tenant shall restore and leave in operating order and with operating bulbs or tubes the equivalent of the lighting equipment in the Premises as of the Commencement Date.

         3.4 Alterations. Tenant shall not make any Alterations nor shall Tenant cause or permit any equipment or apparatus to be installed or put upon or through the roof, walls or floors of the Premises without Landlord's written consent. Any permitted Alterations to or installations in the Premises shall be effected by Tenant, lien free without cost to Landlord and subject to the requirements of Sections 3.2(c) and (d) hereof.


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

         3.5 Signs. Tenant shall not place any signs on the exterior of the Premises without Landlord's written consent, which consent shall not be unreasonably withheld, with respect to one (1) sign advertising Tenant's business or products provided such sign is compatible, in Landlord's sole judgment, with the design, appearance, color and content of the other signs on the Building and otherwise complies with all applicable legal requirements. Tenant shall maintain any such sign in good condition and repair, remove such sign when necessary to permit repairs to the Building (and in any case not later than the end of the term or earlier termination of this Lease), and repair, at Tenant's expense, any damage to the Premises caused by the installation or removal thereof. If Landlord modifies the sign criteria for Landlord's Property, then Tenant shall promptly, at Tenant's expense, replace any existing signs with new signs conforming to Landlord's revised sign criteria. Landlord may remove, at Tenant's sole cost and expense, any sign installed by Tenant in breach of this Section 3.5.

         3.6 Mechanic's Liens. Tenant shall not permit any lien or other charge to become a lien, encumbrance or charge upon the Premises, Landlord's Property or any part thereof. In the event a lien is filed, Tenant shall discharge, satisfy or bond off the lien within ten (10) days after such lien is filed and Tenant shall indemnify, defend and save Landlord harmless from and against any and all costs, expenses, claims, losses or damages, including, without limitation, attorney's fees, resulting therefrom or by reason thereof.

         3.7 Landlord's Lien. Tenant hereby grants to Landlord a security interest in all goods, inventory, furniture, equipment, trade fixtures and personal property (collectively, "Tenant's Property") belonging to Tenant which are or may be placed in the Premises during the term of this Lease together with all proceeds of the foregoing. Said security interest shall secure all amounts payable by Tenant hereunder, including all costs of collection and any other indebtedness of Tenant to Landlord. Upon the occurrence of a default by Tenant hereunder which is not cured within any applicable cure period, Landlord may, in addition to and not in lieu of any other remedies set forth herein, enter upon the Premises, by force if necessary, and take possession of Tenant's Property without liability for trespass or conversion, and sell Tenant's Property, or any part thereof, with or without notice to Tenant, at public or private sale, with or without having Tenant's Property at such sale and Landlord or its assignee may purchase and apply the proceeds thereof, less any expenses incurred in connection with taking possession and selling Tenant's Property, as a credit against any sums due by Tenant to Landlord pursuant hereto. Any surplus remaining after a sale shall be paid to Tenant and any deficiency shall be immediately paid to Landlord by Tenant. Within seven (7) days after Landlord's request therefor, Tenant shall execute any financing statement or security agreement Landlord deems necessary to perfect such security interest in Tenant's Property. The lien granted hereunder shall be in addition to any Landlord's lien that may now or at any time hereafter be provided by law.

                                   ARTICLE IV

                     MAINTENANCE AND DAMAGE TO THE PREMISES

         4.1 Maintenance by Landlord. Landlord shall maintain, repair and replace the roof, exterior walls (excepting any doors or windows therein), heating, air conditioning, and ventilating equipment (including any of such equipment which may be mounted on the roof of the Premises) and any other structural portions of the Premises, make any repairs or replacements of the foregoing becoming necessary during the term of this Lease, unless occasioned by any act, failure to act or negligence of Tenant, its agents, contractors, invitees, customers or employees, in which event such repairs or replacements shall be made by Landlord, at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for the cost thereof immediately upon demand. If any of the foregoing are damaged and the cause of the damage cannot reasonably be determined, then such damage shall be repaired by Landlord, at Tenant's sole cost and expense, and Tenant shall immediately reimburse Landlord for the cost thereof upon demand.


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

         4.2 Maintenance by Tenant. Tenant shall keep and maintain the Premises in a clean, healthy and safe condition and in good order, condition and repair, and, except as otherwise provided in Sections 4.1 and 4.4 hereof, shall promptly make all repairs or replacements becoming necessary during the term of this Lease, including, without limitation, repairs or replacements of windows, doors, glass (which shall be replaced with glass of the same size and quality), electrical, plumbing and sewer lines and fixtures within the Premises, walls, floor coverings and ceilings and all docks, conveyors, fire extinguishers and building appliances of every kind or nature. Tenant shall at all times maintain sufficient heat in the Premises to prevent the freezing of sprinkler and water lines. Tenant shall immediately advise Landlord of any damage to or accident in the Premises or required repairs which are Landlord's responsibility to perform.

         4.3 Access by Landlord. Landlord and its agents, employees and representatives shall be permitted to enter the Premises at all reasonable or necessary times (or immediately in the event of an emergency) to examine and inspect the condition thereof or to make repairs Landlord is required to make under this Lease or that Landlord deems necessary in the operation of Landlord's Property. Landlord shall have the right to show the Premises to prospective tenants at all reasonable times during the last year of the term of this Lease, to maintain a "for rent" sign on the exterior of the Premises during the same period (which sign shall not be removed or obscured by Tenant) and to show the Premises at any time to prospective purchasers or mortgagees.

         4.4 Damage to the Premises. If the Premises shall, without fault or neglect on the part of Tenant, its agents, employees, invitees, customers or employees, be damaged or destroyed by fire or other casualty covered by standard policies of fire and extended coverage insurance and such damage or destruction (exclusive of Tenant's leasehold improvements) could reasonably be repaired within ninety (90) working days from the happening thereof, then Landlord shall proceed with all reasonable speed to repair such damage or destruction, exclusive of Tenant's leasehold improvements which shall be the sole responsibility of Tenant. If the Premises cannot reasonably be restored within said ninety (90) day period, then Landlord may, but shall not be required to, elect to restore the Premises. If Landlord does not elect to restore the Premises, then this Lease shall terminate as of the date of such damage or destruction and both parties shall be released from further liability hereunder, without prejudice, however, to any rights accruing to either party prior to the date of such damage or destruction. If Landlord elects or is required to restore the Premises and promptly commences and thereafter diligently pursues such restoration, then this Lease shall not terminate, notwithstanding that the actual time required for such repairs or restoration may exceed that contemplated by the parties and Tenant shall be entitled to a temporary reduction in Fixed Minimum Rent, as determined by Landlord, corresponding to the time during which and that portion of the Premises of which Tenant is deprived of possession on account of such damage or destruction or the repair or restoration thereof undertaken by Landlord. Notwithstanding the foregoing, Landlord shall have the right to receive the full amount of the proceeds of any business interruption insurance for the undiminished Fixed Minimum Rent and there shall be no reduction in Fixed Minimum Rent if such damage or destruction was the result of the fault or neglect of Tenant, its agents, employees, invitees, customers and employees. Notwithstanding anything in this Lease to the contrary, Landlord shall not be obligated to repair the Premises and Landlord shall have the right to terminate this Lease if the Premises are substantially damaged or destroyed by fire or any other cause during the last two (2) years of the term of this Lease or if the Building (whether or not Premises are damaged or destroyed) or the Common Areas are substantially destroyed by fire or other cause. If the damage or destruction of the Premises is so minor that the Premises remain fit for occupancy, then Landlord shall repair such damage or destruction as promptly as reasonably possible and there shall be no abatement of Fixed Minimum Rent as a result thereof.

                                    ARTICLE V

                                    INSURANCE

         5.1 Indemnity and Liability Insurance. Tenant shall indemnify, defend and save Landlord harmless from and against any claim, action, loss or liability for injury to or death of persons and/or loss or damage to property, damages, costs and expenses (including, without limitation, attorneys' fees and court costs) occasioned by or resulting from, in whole or in part, directly or indirectly, Tenant's use of the Premises, Tenant's default hereunder or from any other act or omission of Tenant or anyone claiming by, through or under Tenant. The foregoing specifically includes, without limitation, all foreseeable and unforeseeable damages, directly or indirectly arising out of the presence, use, generation, storage, release, threatened release or disposal (whether on or about the Premises) on Landlord's Property of any Hazardous Material. Such damages shall include, without limitation: (i) the cost of any required or necessary repair, clean-up or detoxification; (ii) any closure expenses; and
(iii) the cost of preparing any required plans relating to the presence, use, generation, storage, release, threatened release or disposal of any Hazardous Material. Tenant's indemnity of Landlord shall be required in addition to the insurance required under this Section 5.1 and such indemnity shall commence on the date Tenant takes possession of the Premises and shall survive the termination of this Lease. During the term of this Lease, Tenant shall, at its sole cost and expense, carry commercial general liability and general liability with general aggregate amount and per occurrence limit insurance, with malicious mischief and vandalism endorsements, with limits of at least Two Million Dollars ($2,000,000) per occurrence for personal and bodily injury and at least One Million Dollars ($1,000,000) per occurrence for property damage, broad form boiler and machinery insurance adequate to cover the full replacement value of all improvements and betterments and such additional insurance and/or with such higher limits as Landlord may reasonably require, with Landlord, Robert J. Amsdell, Trustee and any mortgagees of Landlord and/or Robert J. Amsdell, Trustee named as additional insureds, as their interests may appear, which policies shall provide that the same may not be canceled, terminated or materially amended without at least thirty (30) days' prior written notice to Landlord and/or Robert J. Amsdell, Trustee. A copy of such policy (or a certificate on Acord Form 25-S thereof) shall be kept on deposit with Landlord and delivered to Landlord prior to the date that Tenant takes possession of the Premises and at any other time requested by Landlord and/or Robert J. Amsdell, Trustee

         5.2 Contractor's Insurance. Tenant shall require each contractor performing work in, on or about the Premises for or on behalf of Tenant to secure and keep in force, at no expense to Landlord, comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, including independent contractors, with the limit for each occurrence of at least One Million Dollars ($1,000,000) for personal and bodily injury and One Million Dollars ($1,000,000) for property damage, with Landlord and any mortgagees of Landlord named as additional insureds. A copy of such policy (or certificate thereof) shall be delivered to Landlord prior to the date that any such work is performed at the Premises.

         5.3 Damage to Contents. Landlord shall have no responsibility for the care or safety of merchandise or other property kept on the Premises by Tenant or any party claiming by, through or under Tenant, all of which shall be brought to the Premises at such party's sole risk, and Landlord shall not be liable for any damage caused, directly or indirectly, by (i) acts or omissions of other tenants of Landlord's Property or the theft or misappropriation of any such merchandise or property; (ii) water or steam leaking, escaping or bursting from any sprinkler equipment, water, steam or other pipes, washstands, tanks, water closets or sewers in, above, under, upon or about the Premises; (iii) water, snow or ice being upon or coming through the roof, skylights, windows, trapdoors or otherwise; or (iv) any part of the Building becoming out of repair. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to provide security for the Common Areas or any other portion of Landlord's Property.

         5.4 Mutual Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery and causes of action that either has or may have or that may arise hereafter against the other for damage to the Premises, Landlord's Property, personal property or business of either of them or of anyone claiming through either of them caused by any of the perils coverable (whether or not covered) by all risk fire and extended coverage insurance, contents and/or business interruption insurance (irrespective of whether or not such insurance coverage is in fact covered or obtained), or by any other insurance for damage to property carried by the party whose property was damaged, notwithstanding that any such damage may be due to the negligence of either party or persons claiming by, through or under them. Each party shall have their respective insurance policies endorsed to reflect the provisions of this Section 5.4.

                                   ARTICLE VI

                                 EMINENT DOMAIN

         6.1 Eminent Domain. Appropriation of all of the Premises shall terminate this Lease as of the date thereof. If more than fifteen percent (15%), but not all of the Premises are appropriated and loss of the part so appropriated would have a substantial detrimental effect on Tenant's use of the Premises or more than twenty percent (20%) of the Common Areas are appropriated, in each case as determined by Landlord, then Landlord may terminate this Lease by written notice to Tenant within a period of fifteen (15) days after such appropriation. If less than fifteen percent (15%) of the Premises are appropriated or if Landlord does not exercise its termination right, then Landlord shall proceed with all reasonable speed to repair any damage to the Premises caused by the partial appropriation and Tenant shall be entitled to a reasonable adjustment in Fixed Minimum Rent accruing hereunder from the date of appropriation, proportionate to that part of the Premises so taken, as determined by Landlord.

         6.2 Proceeds of Eminent Domain. Tenant shall not be entitled to any part of any award or settlement of damages representing the value of land and buildings appropriated, or any estate (including leasehold) therein, or damage to the residue of the Premises or other property of Landlord, it being agreed that as between Landlord and Tenant any such award shall be the sole property of Landlord. Tenant may file a claim for moving expenses and relocation costs and shall be entitled to all proceeds specifically allocated by the condemning authority on account thereof provided such award does not decrease any award due Landlord. No appropriation of part or all of the Premises or termination of this Lease pursuant to this Section 6.2 shall be deemed an eviction of Tenant, or a breach of any covenant of Landlord hereunder. For purposes of this Article VI, "appropriation" or "appropriated" means a taking in condemnation proceedings by right of eminent domain or a conveyance by Landlord to a public or quasi-public authority under threat of condemnation and the date of appropriation shall be the date on which any such event occurs.

                                   ARTICLE VII

                                     DEFAULT

         7.1 Default. If (a) Tenant defaults in the payment of Fixed Minimum Rent or any other charges due hereunder or in the performance of any of its other agreements hereunder, and if such default relates to the payment of money and Tenant fails to remedy the default within three (3) days of the due date, or if the default relates to matters other than the payment of money and Tenant fails to commence to remedy such default within ten (10) days after Landlord gives Tenant written notice thereof and thereafter diligently pursues correction thereof (but in no event shall such cure exceed thirty (30) days); (b) Tenant vacates or abandons a substantial part of the Premises; (c) Tenant fails to procure or maintain the insurance required of Tenant hereunder; (d) a receiver, non-bankruptcy trustee or custodian of any property of Tenant or the Premises is appointed; (e) there is an appointment of Tenant or any guarantor as a debtor-in-possession for its business or property; (f) Tenant's interest in the Premises is levied upon by legal process or there is a filing of a petition under applicable bankruptcy laws by or against Tenant or any guarantor of Tenant's obligations hereunder whereby Tenant or such guarantor seeks financial relief from any monetary obligations or based upon or by reason of the failure or inability of Tenant or such guarantor to pay its respective debts as they become due; (g) Tenant or any such guarantor is reorganized or there is an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to applicable bankruptcy laws or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant or any such guarantor and such petition is withdrawn or dismissed within fifteen (15) days after the date of its filing; (h) Tenant disposes of all or substantially all of its assets in bulk or makes an assignment for benefit of its creditors; or (i) the taking, sale or transfer of Tenant's interest in the Premises under attachment, execution or other process at law or equity, then and in any such instance, without further notice to Tenant, Landlord, in addition to and not in lieu of any of the other remedies available to it at law or in equity, may (x) enter upon the Premises and terminate this Lease, in which event the obligations of Tenant hereunder shall cease, without prejudice, however, to the right of Landlord to recover from Tenant any sums due Landlord for Fixed Minimum Rent or otherwise to the date of entry, and in addition, as liquidated damages, a sum equal to the Fixed Minimum Rent and any other sums payable hereunder remaining unpaid for the unexpired portion of the term of this Lease discounted at the rate of four percent (4%) per annum to present net worth, plus the estimated expenses and cost of reletting (including, without limitation, broker's commission, remodeling and redecorating expenses and attorneys' fees), except that if Tenant is adjudicated a bankrupt, Landlord shall, in lieu of such liquidated damages, be allowed a claim in the bankruptcy proceeding for future Fixed Minimum Rent to the extent permitted by applicable bankruptcy laws; (y) enter upon the Premises without terminating this Lease, expel or remove Tenant or any other party occupying the Premises, by force if necessary, without any liability to Tenant or any other party on account thereof and relet the Premises, in Landlord's name for the account of Tenant, for the remainder of the term of this Lease at the amount of Fixed Minimum Rent then attainable and immediately recover from Tenant any deficiency for the balance of the term of this Lease between the amount for which the Premises were relet and the Fixed Minimum Rent provided hereunder discounted at the rate of four percent (4%) per annum to present net worth, plus any expenses and costs of reletting (including, without limitation, broker's commissions, remodeling and redecorating expenses and attorney's fees); or (z) cure the default at Tenant's sole cost and expense, in which event Tenant shall reimburse Landlord, upon demand, for Landlord's cost and expense of such performance together with interest ("Default Rate") at the greater of fifteen percent (15%) per annum or three percent (3%) in excess of the publicly announced "prime" or "base" rate of interest from time to time charged by any bank selected by Landlord with offices located in Cleveland, Ohio; provided, however, that in no event shall the Default Rate exceed the highest rate of interest permitted by applicable law.

         7.2 Repeated Default. Notwithstanding anything set forth in this Lease to the contrary, if Tenant defaults in the timely payment of Fixed Minimum Rent or any other charge or in the performance of its other agreements hereunder, and if any such default shall be repeated two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such default shall have been cured within the cure period provided in Section 7.1 hereof, any further similar default within said twelve (12) month period shall be deemed to be a "Repeated Default". In the event of a Repeated Default, Tenant shall have no right to cure same and Landlord, without giving Tenant any notice or the opportunity to cure such default, may exercise all rights and remedies available to Landlord pursuant to Section 7.1 hereof, including, without limitation, the right to terminate this Lease. If Tenant defaults under this Lease more than one (1) time in any twelve (12) month period, irrespective of whether such default is cured by Tenant or waived by Landlord, then, immediately upon demand by Landlord, Tenant shall immediately increase the Security Deposit to an amount equal to the greater of (a) three (3) times the amount set forth in Section 2.6 or (b) one-fourth (1/4th) of the then applicable annual Fixed Minimum Rent.

         7.3 Remedies and Waiver.

                  (a) The remedies provided to Landlord hereunder are cumulative and intended to be in addition to and not in lieu of any other remedies, including specific performance and/or injunctive relief, which may be available to Landlord at law or in equity. No obligation, term, covenant, condition, or agreement in this Lease (collectively, "Obligation") shall be deemed waived by Landlord unless such waiver is in writing and signed by Landlord. No waiver of any Obligation by Landlord will imply or constitute the further waiver of that or any other Obligation. The failure of Landlord to (i) seek redress for the breach of, or default in, or (ii) insist upon the strict performance of, any Obligation or of any of the rules and regulations set forth herein or hereinafter adopted by Landlord, shall not be deemed a waiver of any rights or remedies Landlord may have, and shall not be deemed a waiver of any subsequent breach of, or default in, such Obligation or such rules and regulations.

                  (b) No act or thing done by Landlord or Landlord's agents during the term of this Lease will be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender will be valid unless in writing, signed by Landlord. The delivery of Tenant's keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into a written agreement to that effect.

                  (c) No payment by Tenant, nor receipt by Landlord, of a lesser amount than the Fixed Minimum Rent or other charges stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement of any check, or any letter accompanying any check or payment as Fixed Minimum Rent, will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord.

                  (d) If this Lease is assigned, or if the Premises or any part of the Premises are sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the Fixed Minimum Rent reserved in this Lease. That collection will not be deemed a waiver of the covenant of this Lease against assignment and subletting, or the acceptance of the assignee, subtenant, or occupant as a tenant, or a release of Tenant from the complete performance by Tenant of its covenants in this Lease.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Quiet Enjoyment. If Tenant pays the Fixed Minimum Rent and other charges herein provided and timely performs all of the other covenants and agreements herein stipulated to be performed on Tenant's part, then Tenant shall, at all times during the term of this Lease, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any person lawfully claiming by, under or through Landlord, except as to any portion of the Premises that may be taken by eminent domain and subject to any mortgages, easements, restrictions, covenants or other agreements now or hereafter of record with respect to Landlord's Property, or any part thereof.

         8.2 Assignment. Tenant shall not assign this Lease, or any interest herein, or sublet the Premises, in whole or in part, by operation of law or otherwise, or permit the Premises to be occupied or used by any other person or entity without Landlord's written consent. A transfer by operation of law, merger or consolidation, or a change of more than ten percent (10%) in ownership of the voting stock or partnership or membership interests of Tenant (if Tenant is a corporation, partnership or limited liability company, as the case may be) shall be deemed an assignment for purposes of this Section 8.2. Any purported assignment or subletting not in compliance herewith shall be void and of no force or effect. Any assignment, subletting or other transfer, even with the consent of Landlord, shall not relieve Tenant from primary liability for the payment of Fixed Minimum Rent and other charges or from Tenant's primary obligation to keep and be bound by the terms, conditions and covenants of this Lease. If Tenant requests Landlord's consent to any assignment, subletting or other transfer, then Tenant shall, upon demand, reimburse Landlord for Landlord's administrative, legal and other costs in reviewing Tenant's request. Landlord shall be entitled to any profits derived by Tenant as a result of any permitted assignment of this Lease or permitted sublease of the Premises. At Landlord's option, Landlord may elect to collect Fixed Minimum Rent directly from any assignee or subtenant.

         8.3 Memorandum of Lease. Neither this Lease not any short form or memorandum hereof shall be recorded.

         8.4 Estoppel Certificate/Subordination.

                  (a) This Lease is and shall at all times, unless Landlord shall otherwise elect, be subject and subordinate to all covenants, restrictions, easements, encumbrances, ground or underlying leases and mortgages (which for purposes hereof include deeds of trust), as the same may be amended, modified, replaced or consolidated, now or hereafter affecting the fee title to Landlord's Property or any part hereof.

                  (b) Although the provisions of this Section 8.4 are intended to be self-operative without the requirement of any further action on the part of Landlord or Tenant or any other party, Tenant covenants and agrees that Tenant shall within seven (7) days after Landlord's written request, execute and deliver to Landlord, at no cost and expense to Landlord: (i) any documents necessary to subordinate this Lease to any rights and/or easements for utilities, ingress, parking, party walls and/or common walls and to the lien of any mortgage Landlord desires to place on Landlord's Property; and/or (ii) an estoppel certificate to Landlord or any proposed mortgagee or purchaser of all or any portion of Landlord's Property certifying that this Lease is in full force and effect, that there are no defenses or offsets thereto on Tenant's part, if such is the case, or if not, stating those claimed by Tenant, and further certifying to such other matters as Landlord or any such mortgagee or purchaser may request.

         8.5 Sale by Landlord. In the event of the sale or transfer of the Premises or Landlord's Property, Landlord shall automatically be deemed released from all liability and obligations under this Lease as of the effective date of such sale or transfer.

         8.6 Attornment. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale or otherwise and if so requested or required by such successor-in-interest, Tenant shall attorn to such successor-in-interest and, within seven (7) days after Landlord's written request, shall execute an agreement in confirmation of such attornment on the form that such successor-in-interest shall request.

         8.7 Rules and Regulations. Landlord shall have the right to make and amend from time to time, and Tenant agrees to observe and cause its agents, employees, invitees and customers to observe, such rules and regulations respecting the use and occupancy of the Premises and the Common Areas as Landlord may deem necessary or proper for the preservation, safety, care, cleanliness and operation of Landlord's Property. A copy of any such rules and regulations will be provided to Tenant in writing.

         8.8 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association whatsoever between Landlord and Tenant, other than the relationship of Landlord and Tenant.

         8.9 Holdover. If Tenant remains in possession of the Premises after the expiration of the term of this Lease, then Tenant shall be deemed a tenant of the Premises at sufferance subject to all of the terms and provisions hereof, except only as to the term of this Lease and the Fixed Minimum Rent payable during the holdover period shall be two (2) times the highest rate of Fixed Minimum Rent payable during the term of this Lease and Tenant shall be liable for all damages resulting from Tenant's failure to vacate the Premises as required herein.

         8.10 Force Majeure. If Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of Fixed Minimum Rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, not to exceed a period equivalent to the period of such delay.

         8.11 Notices. Any notice required or permitted to be given hereunder shall be in writing and sent by certified mail, return receipt requested, messenger delivery or nationally recognized overnight courier (provided a receipt is given), to Tenant at the Premises and to Landlord at 6745 Engle Road, Suite 110, Middleburg Heights, Ohio 44130, Attention: Barry L. Amsdell, or to such other address as either party may from time to time designate in writing. Notice sent by: (i) certified mail, return receipt requested, shall be deemed received on the third (3rd) business day after deposit in the United States mail, postage prepaid; (ii) messenger delivery shall be deemed received upon confirmation of such delivery by the messenger service; and (iii) overnight courier shall be deemed received on the next business day after dispatch.

         8.12 Personal Liability. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed, that: (i) there shall be no personal liability of whatsoever nature imposed upon Landlord, its successors or assigns, any partner of Landlord, whether general or limited if Landlord is a partnership, nor its officers, directors or shareholders, if Landlord is a corporation, nor its members or managers, if Landlord is a limited liability company, or their respective heirs, personal representatives, successors or assigns, or any mortgagee in possession with respect to any of the terms, covenants or conditions of this Lease; (ii) in the event that Landlord shall commit a default or breach of any of the terms, covenants or conditions hereof and Tenant shall obtain a judgment against Landlord for such default or breach, Tenant's sole and exclusive remedy for the enforcement and collection of such judgment shall be the institution of foreclosure or other appropriate execution proceedings solely against the Premises; and (iii) regardless of whether or not the proceedings described in "(ii)" immediately above shall result in a complete satisfaction of Tenant's judgment, in no event (whether by proceedings at law, in equity, administrative proceedings or otherwise) shall any deficiency or other personal judgment be rendered or enforced against Landlord, its successors and assigns, any partner of Landlord, whether general or limited if Landlord is a partnership, nor its officers, directors or shareholders, if Landlord is a corporation, nor its members or managers, if Landlord is a limited liability company, or their respective heirs, personal representatives, successors or assigns, or any mortgagee in possession.

         8.13 Broker. Tenant represents and warrants that no real estate broker or finder has shown the Premises to Tenant or initiated the Lease of the Premises to Tenant. Tenant shall, indemnify, defend and save Landlord harmless from and against any claims by any other party claiming to have shown the Premises to Tenant or initiated the Lease of the Premises to Tenant.

         8.14 Power of Attorney. If Tenant fails to execute, acknowledge and deliver any document or agreement required to be provided to Landlord under the provisions of this Lease within the time period specified herein, then Tenant does hereby appoint, make and constitute Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver such agreement or document on Tenant's behalf.

         8.15 Arbitration. Any disagreement arising out of this Lease or from any breach hereof which shall involve a claim in excess of One Thousand Five Hundred Dollars ($1,500.00) shall, at Landlord's election, be decided by arbitration in Cleveland, Ohio, in accordance with the Arbitration Rules of the American Arbitration Association then in effect. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law and the award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Lease and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the subject claim or dispute arises and in no event shall be made after the date when institution of legal or equitable proceedings based on such claim or dispute would be barred by any applicable statue of limitations.

         8.16 Bad Checks. In the event that any of Tenant's checks payable to Landlord shall be returned for insufficient funds, Landlord shall have the right to demand from Tenant that all future payments of Fixed Minimum Rent and any other charges be made by certified or bank check or money order, and Landlord shall not be required to accept any check from Tenant which does not so conform.

         8.17 Authority to Sign. If Tenant is a corporation, partnership (general or limited), limited liability company or trust, each person signing this Lease as an officer, partner, manager, member or trustee of Tenant represents to Landlord that such person is authorized to execute this Lease without the necessity of obtaining any other signature of any officer, partner, manager, member, trustee or beneficiary, that the execution of this Lease has been properly authorized by the Board of Directors of the corporation, by the partners of the partnership, the members and/or managers of the limited liability company or the trustee or the trust, as the case may be, and that this Lease is fully binding on Tenant.

         8.18 Confidentiality. Tenant shall keep the terms of this Lease and all other information obtained by it or its representatives from Landlord during the negotiation hereof and/or during the term hereof in strict confidence and shall not disclose such terms and/or other information except to the extent reasonably required in connection with its occupancy of the Premises. Any such disclosure shall be limited to (i) prospective or potential shareholders, partners or investors of Tenant; (ii) persons, firms or entities who may extend credit or financing to Tenant; and (iii) persons, firms, entities or governmental agencies to whom Tenant is required to make financial or other disclosures. Should this Lease be terminated for any reason whatsoever, the foregoing obligation of confidentiality shall nevertheless remain in full force and effect. In any event, if Tenant fails to observe such obligation, such failure shall be deemed a non-curable event of default and Landlord shall have the right to terminate this Lease by reason thereof upon notice to Tenant.

         8.19 Miscellaneous. This Lease contains the entire agreement between the parties hereto and there are no promises, representations or inducements except as set forth herein. This Lease may not be amended or modified except by an instrument in writing signed by Landlord and Tenant. If any term, condition or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the other provisions of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. This Lease shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that no assignment of Tenant's interest in this Lease in violation of any of the provisions hereof shall vest in the assignee any right, title or interest whatsoever. This Lease may be executed in multiple counterparts, all of which when taken together shall constitute one binding agreement. Neuter pronouns shall be read as masculine or feminine words in the singular person as plural, if the nature or number of the parties so requires. The word "term" when used to refer to the period for which the Premises are let and leased shall include the original term and any renewal or extension thereof including (where not inconsistent with the specific provisions hereof) any period of holding over. The captions of Articles, Sections, Paragraphs and Subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles, Sections, Paragraphs and Subparagraphs.

         8.20 Financials. Upon Landlord's request therefor, Tenant agrees to provide Landlord with Tenant's current financial reports or statements.

         IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first above written.

                                        LANDLORD:
                                        AMSDELL AND AMSDELL, an Ohio general
                                        partnership


                                        By:
                                           ------------------------------------
                                              Robert J. Amsdell, Partner


                                        TENANT:
                                        U-STORE-IT MINI WAREHOUSE CO., an
                                        Ohio corporation


                                        By:
                                           ------------------------------------
                                               Todd C. Amsdell, President

                           ACKNOWLEDGMENT OF LANDLORD


STATE OF OHIO                  )
                               )   SS:
COUNTY OF CUYAHOGA             )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Robert J. Amsdell, known to me to be a Partner of Amsdell and Amsdell, the party which executed the foregoing instrument, and acknowledged to me that he did sign said instrument and that the same is his free act and deed as such Partner and the free act and deed of said entity.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my hand and affixed my official seal at Middleburg Heights, Ohio, this _____ day of October, 2004.


                                                ------------------------------
                                                Notary Public

                       ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF OHIO                  )
                               )   SS:
COUNTY OF CUYAHOGA             )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Todd C. Amsdell known to me to be the President of U-Store-It Mini Warehouse Co., the Corporation which executed the foregoing instrument, and acknowledged to me that he did sign said instrument in the name and on behalf of said Corporation as such officer having been duly authorized by its Board of Directors and that the same is his free act and deed as such officer and the free act and deed of said Corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my hand and affixed my official seal at Cleveland, Ohio, this ______ day of October, 2004.


                                         ------------------------------
                                         Notary Public







                                       18